Exhibit 4.1

BERKSHIRE HATHAWAY INC.

(As Issuer and Guarantor)

AND

BERKSHIRE HATHAWAY FINANCE CORPORATION

(As Issuer)

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(As Trustee)

Indenture

Dated as of January 28, 2022

ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION		1

1.01.	Definitions	1
1.02.	Compliance Certificates and Opinions	9
1.03.	Form of Documents Delivered to Trustee	9
1.04.	Acts of Holders; Record Dates	10
1.05.	Notices, Etc., to Trustee, Company and Guarantor	12
1.06.	Notice to Holders; Waiver	13
1.07.	Conflict with Trust Indenture Act	14
1.08.	Effect of Headings and Table of Contents	14
1.09.	Successors and Assigns	14
1.10.	Separability Clause	14
1.11.	Benefits of Indenture	14
1.12.	Governing Law	14
1.13.	Legal Holidays	14
1.14.	No Recourse Against Others	15
1.15.	Waiver of Jury Trial	15
1.16.	Force Majeure	15
1.17.	Submission to Jurisdiction	15
1.18.	Electronic Signatures	15

ARTICLE 2 SECURITY FORMS		16

2.01.	Forms Generally	16
2.02.	Form of Legend for Securities	16
2.03.	Form of Trustee’s Certificate of Authentication	17

ARTICLE 3 THE SECURITIES		17

3.01.	Amount Unlimited; Issuable in Series	17
3.02.	Denominations	21
3.03.	Execution, Authentication, Delivery and Dating	21
3.04.	Temporary Securities	22
3.05.	Registration, Registration of Transfer and Exchange; Certain Transfers and Exchanges	23
	(a) Registration, Registration of Transfer and Exchange Generally	23
	(b) Additional Provisions Related to Transfer and Exchange of Certain Restricted Securities	25

(continued)

	(c) Adverse Consequences Under Law	26
	(d) Trustee’s Duties with Respect to Transfers	26
	(e) No Responsibility for Records or Actions of Depositary	27
3.06.	Mutilated, Destroyed, Lost and Stolen Securities	27
3.07.	Payment of Interest; Interest Rights Preserved; Additional or Special Interest	28
3.08.	Persons Deemed Owners	29
3.09.	Cancellation	29
3.10.	Computation of Interest	30
3.11.	Execution of Guarantee	30
3.12.	Assumption by Guarantor	30
3.13.	CUSIP and ISIN Numbers	30
3.14.	Paying Agent	31

ARTICLE 4 SATISFACTION AND DISCHARGE		31

4.01.	Satisfaction and Discharge of Indenture	31
4.02.	Application of Trust Money	32

ARTICLE 5 REMEDIES		33

5.01.	Events of Default	33
5.02.	Acceleration of Maturity; Rescission and Annulment	34
5.03.	Collection of Indebtedness and Suits for Enforcement by Trustee	36
5.04.	Trustee May File Proofs of Claim	36
5.05.	Trustee May Enforce Claims Without Possession of Securities	37
5.06.	Application of Money Collected	37
5.07.	Limitation on Suits	37
5.08.	Unconditional Right of Holders To Receive Principal, Premium and Interest	38
5.09.	Restoration of Rights and Remedies	38
5.10.	Rights and Remedies Cumulative	38
5.11.	Delay or Omission Not Waiver	38
5.12.	Control by Holders	39
5.13.	Waiver of Past Defaults	39
5.14.	Undertaking for Costs	39
5.15.	Waiver of Usury, Stay or Extension Laws	40

(continued)

ARTICLE 6 THE TRUSTEE		40

6.01.	Certain Duties and Responsibilities	40
6.02.	Notice of Defaults	41
6.03.	Certain Rights of Trustee	41
6.04.	Not Responsible for Recitals or Issuance of Securities	43
6.05.	May Hold Securities	43
6.06.	Money Held in Trust	43
6.07.	Compensation and Reimbursement	43
6.08.	Conflicting Interests	44
6.09.	Corporate Trustee Required; Eligibility	44
6.10.	Resignation and Removal; Appointment of Successor	45
6.11.	Acceptance of Appointment by Successor	46
6.12.	Merger, Conversion, Consolidation or Succession to Business	47
6.13.	Preferential Collection of Claims Against Company	47
6.14.	Appointment of Authenticating Agent	48

ARTICLE 7 HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY		49

7.01.	Companies To Furnish Trustee Names and Addresses of Holders	49
7.02.	Preservation of Information; Communications to Holders	49
7.03.	Reports by Trustee	50
7.04.	Reports by Company and Guarantor	50

ARTICLE 8 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE		51

8.01.	Companies and Guarantor May Consolidate, Etc., Only on Certain Terms	51
8.02.	Successor Substituted	51

ARTICLE 9 SUPPLEMENTAL INDENTURES		52

9.01.	Supplemental Indentures Without Consent of Holders	52
9.02.	Supplemental Indentures with Consent of Holders	53
9.03.	Execution of Supplemental Indentures	54
9.04.	Effect of Supplemental Indentures	55
9.05.	Conformity with Trust Indenture Act	55
9.06.	Reference in Securities to Supplemental Indentures	55

(continued)

ARTICLE 10 COVENANTS		55

10.01.	Payment of Principal, Premium and Interest	55
10.02.	Maintenance of Office or Agency	55
10.03.	Money for Securities Payments to Be Held in Trust	56
10.04.	Statement by Officers as to Default	57
10.05.	Waiver of Certain Covenants	57
10.06.	Economic Sanctions	57

ARTICLE 11 REDEMPTION OF SECURITIES		58

11.01.	Applicability of Article	58
11.02.	Election To Redeem; Notice to Trustee	58
11.03.	Selection of Securities To Be Redeemed	58
11.04.	Notice of Redemption	59
11.05.	Deposit of Redemption Price	60
11.06.	Securities Payable on Redemption Date	60
11.07.	Securities Redeemed in Part	61

ARTICLE 12 SINKING FUNDS		61

12.01.	Applicability of Article	61
12.02.	Satisfaction of Sinking Fund Payments with Securities	61
12.03.	Redemption of Securities for Sinking Fund	62

ARTICLE 13 DEFEASANCE AND COVENANT DEFEASANCE		62

13.01.	Company’s Option To Effect Defeasance or Covenant Defeasance	62
13.02.	Defeasance and Discharge	62
13.03.	Covenant Defeasance	63
13.04.	Conditions to Defeasance or Covenant Defeasance	63
13.05.	Deposited Money and U.S. Government Obligations To Be Held in Trust; Miscellaneous Provisions	65
13.06.	Reinstatement	66

(continued)

Certain Sections of this Indenture relating to Sections 310 through 318,

inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.09
(b)	6.08
6.10
(c)	Not Applicable
§ 311(a)	6.13
(b)	6.13
(c)	Not Applicable
§ 312(a)	7.01
7.02
(b)	7.02
(c)	7.02
§ 313(a)	7.03
(b)	7.03
(c)	7.03
(d)	7.03
§ 314(a)	7.04
(a)(4)	1.02
10.04
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
§ 315(a)	6.01
(b)	6.02
(c)	6.01
(d)	6.01
(e)	5.14
§ 316(a)	1.01
(a)(1)(A)	5.02
5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.08
(c)	1.04
§ 317(a)(1)	5.03
(a)(2)	5.04
(b)	10.03
§ 318(a)	1.07

NOTE: This cross-reference table shall not, for any purpose, be deemed part of the Indenture.

INDENTURE, dated as of January 28, 2022, among Berkshire Hathaway Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called “Berkshire” and, solely when Berkshire is in its capacity as guarantor of the Debt Securities of BHFC, the “Guarantor”), having its principal office at 3555 Farnam Street, Omaha, Nebraska 68131, Berkshire Hathaway Finance Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called “BHFC”, and, together with Berkshire in its capacity as an issuer of Securities hereunder, the “Companies” and each a “Company”), having its principal office at 3555 Farnam Street, Omaha, Nebraska 68131, and The Bank of New York Mellon Trust Company, N. A., a national banking association organized and existing under the laws of the United States of America, as Trustee (herein called the “Trustee”).

Recitals

Each Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (herein called the “Debt Securities”), to be issued in one or more series as provided in this Indenture.

The Guarantor has duly authorized the execution and delivery of this Indenture and deems it appropriate from time to time to issue its guarantee of the Debt Securities of BHFC on the terms herein provided (such guarantee together with the Debt Securities of BHFC, the “BHFC Securities”, and the BHFC Securities together with the Debt Securities of Berkshire, the “Securities”).

All things necessary to make this Indenture a valid agreement of each Company and the Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

Each party agrees as follows for the benefit of each other and for the equal and proportionate benefit of all Holders of the Securities or of any series thereof:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)	the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)	all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)

all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted and applied by the issuing Company or the Guarantor, as the case may be, on a consistent basis in the United States of America at the date of such computation;

(d)	unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(e)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(f)	unless otherwise expressly provided, the word “including” does not limit the preceding words or terms;

(g)	“or” is inclusive;

(h)	references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; and

(i)

unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

“Act” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Add On Securities” has the meaning specified in Section 3.01.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Bankruptcy Default” has the meaning specified in Section 5.01.

“BHFC Securities” has the meaning specified in the second recital of this Indenture and more particularly means any BHFC Securities authenticated and delivered under this Indenture.

“Board of Directors” means either the board of directors of the issuing Company or the Guarantor, as the case may be, or any duly authorized committee of such board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the issuing Company or the Guarantor, as the case may be, to have been duly adopted by the Board of Directors and/or any committee thereof, as applicable, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, when used with respect to any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close; provided that with respect to Securities of any series that are denominated in Euros, Business Day shall be with respect to the Borough of Manhattan, The City of New York and London and be a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (the TARGET2 system), or any successor thereto, operates.

“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” and “Companies” have the meanings assigned to such terms in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter such successor Person shall be included in the definition of “Company” and “Companies” and the Person replaced by such successor Person shall not be included in the definition of “Company” and “Companies”.

“Company Request” means a written request or order signed in the name of the issuing Company or the Guarantor, as the case may be, by its Chairman of the Board, a Vice Chairman of the Board, President or Chief Executive Officer or a Vice President, and by its Chief Financial Officer, Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary, and delivered to the Trustee.

“Corporate Trust Office” means the designated office of the Trustee or the Security Registrar, as the case may be, at which at any particular time its corporate trust business will be administered, which office for the Trustee as of the date hereof is located at 2 N. La Salle St., Suite 700, Chicago, Illinois 60602.

“Covenant Defeasance” has the meaning specified in Section 13.03.

“Debt Securities” has the meaning specified in the first recital of this Indenture and more particularly means any Debt Securities authenticated and delivered under this Indenture.

“Default” has the meaning specified in Section 6.02.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Defeasance” has the meaning specified in Section 13.02.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, (i) for Securities of any series that are denominated in U.S. dollars, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 3.01, or (ii) for Securities of any series that are denominated in Euros, a common depositary for the accounts of Clearstream Banking, société anonyme, and Euroclear Bank S.A/N.V.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Exchange Rate” has the meaning specified in Section 5.01.

“Expiration Date” has the meaning specified in Section 1.04.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 2.04 (or such legend as may be specified as contemplated by Section 3.01 for such Securities).

“Guarantee” means an agreement of the Guarantor, in the form set forth as Annex A hereto or in any other form specified in accordance with Section 3.01 hereof, to be endorsed on the Debt Securities of BHFC authenticated and delivered under this Indenture.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.01.

“interest” means, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, interest payable after Maturity.

“Interest Payment Date” means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Maturity” means, when used with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Non-U.S. Person” means a Person who is not a “U.S. person” (as defined in Regulation S).

“Notice of Default” means a written notice of the kind specified in Section 5.01(d).

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, President, Chief Executive Officer or a Vice President, and by the Chief Financial Officer, Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary, of the issuing Company or the Guarantor, as the case may be, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the issuing Company or the Guarantor, as the case may be, and who shall be reasonably acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding” means, when used with respect to Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture (including Securities held by a Company or an Affiliate of either Company), except:

(1)	Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)

Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the issuing Company or the Guarantor) in trust or set aside and segregated in trust by the issuing Company or the Guarantor (if the issuing Company or the Guarantor shall act as the Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)	Securities as to which Defeasance has been effected pursuant to Section 13.02; and

(4)

Securities which have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the issuing Company or the issuing Company and the Guarantor, as the case may be; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 5.02, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.01, (C) the principal amount of a Security denominated in one or more foreign currencies, composite currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.01, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by the issuing Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the issuing Company, the Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the issuing Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the issuing Company, the Guarantor or of such other obligor.

“Paying Agent” means any Person authorized by the issuing Company to pay the principal of or any premium or interest on any Securities on behalf of such Company.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

“Place of Payment” means, when used with respect to the Securities of any series, the place or places where the principal of and any premium and interest on the Securities of such series are payable as specified as contemplated by Section 3.01.

“Predecessor Security” means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt (and guarantee, in the case of a BHFC Security) as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt (and guarantee, in the case of a BHFC Security) as the mutilated, destroyed, lost or stolen Security.

“Private Placement Legend” has the meaning specified in Section 2.04.

“QIB” means any “qualified institutional buyer” as defined in Rule 144A.

“Redemption Date” means, when used with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Registered Exchange Offer” means an exchange offer by the issuing Company registered under the Securities Act pursuant to which Restricted Securities are exchanged for Securities of like principal amount not bearing the Private Placement Legend.

“Registration Rights Agreement” means a registration rights agreement, if any, among the issuing Company, the Guarantor (as applicable) and one or more initial purchasers in connection with an issuance of Restricted Securities of any series under this Indenture.

“Regular Record Date” means, for the interest payable on any Interest Payment Date on the Securities of any series, the date specified for that purpose as contemplated by Section 3.01.

“Regulation S” means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Regulation S Global Security” has the meaning specified in Section 2.01.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Security” means any Security (or beneficial interest therein) not originally issued and sold in a transaction registered under the Securities Act, until such time as: (i) such Security (or beneficial interest therein) has been transferred in a transaction registered under the Securities Act; (ii) the Restriction Termination Date therefor has passed; or (iii) the Private Placement Legend therefor has otherwise been removed pursuant to Section 3.05(b)(4) hereof or, in the case of a beneficial interest in a Global Security, such beneficial interest has been exchanged for an interest in a Global Security not bearing a Private Placement Legend.

“Restriction Termination Date” means, (i) with respect to any Restricted Security (or beneficial interest therein) resold in reliance on Rule 144A, six months (or such other period specified in Rule 144(d)) or, (ii) with respect to any Restricted Security (or beneficial interest therein) resold in reliance on Regulation S, the last day of the distribution compliance period specified in Rule 903 of Regulation S (if applicable), in each case from the original issue date of such Restricted Security or, if any additional Restricted Securities within the same series have been issued and sold prior to the Restriction Termination Date for such Restricted Security, from the latest original issue date of such additional Securities. The issuing Company shall determine the Restriction Termination Date with respect to any such Restricted Security (or beneficial interest therein).

“Rule 144” means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time, and any reference to a subsection thereof shall include any successor subsection thereto, as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Rule 144A Global Security” has the meaning specified in Section 2.01.

“Securities” has the meaning stated in the second recital of this Indenture and more particularly means any Debt Securities, including Debt Securities issued with a Guarantee, authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Special Record Date” means, for the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means an entity more than 50% of the voting interests of which are owned, directly or indirectly, by an issuing Company or the Guarantor or by one or more other Subsidiaries, or by either issuing Company or the Guarantor and one or more other Subsidiaries. For purposes of this definition, “voting interests” of an entity mean equity interests which ordinarily have the power to vote on or appoint directors or management, as applicable, of such entity.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of such series.

“U.S. Government Obligation” has the meaning specified in Section 13.04.

“Vice President” when used with respect to the issuing Company, the Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

1.02. Compliance Certificates and Opinions.

Upon any application or request by the issuing Company or the Guarantor to the Trustee to take any action under any provision of this Indenture, the issuing Company or the Guarantor, as the case may be, shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an opinion of counsel stating that in the opinion of such counsel such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished by the issuing Company or the Guarantor, as applicable.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 10.04) shall include:

(a)	a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)

a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)	a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

1.03. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the issuing Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the issuing Company or the Guarantor stating that the information with respect to such factual matters is in the possession of the issuing Company or the Guarantor, as applicable, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

1.04. Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the issuing Company and/or the Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee, the issuing Company and the Guarantor, if made in the manner provided in this Section 1.04. The Holder of a Global Security may grant proxies and otherwise authorize any Person, including owners of beneficial interests in such Global Security, to take any action that a Holder is entitled to take under this Indenture.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the issuing Company and/or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

The issuing Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series; provided that the issuing Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the issuing Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the issuing Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Sections 1.05 and 1.06.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(b), or (iv) any direction referred to in Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the issuing Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the issuing Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Sections 1.05 and 1.06.

With respect to any record date set pursuant to this Section 1.04, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.04, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

1.05. Notices, Etc., to Trustee, Company and Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)

the Trustee by any Holder or by the issuing Company or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Division; and shall be deemed effective only upon receipt by the Trustee; or

(b)

the issuing Company or the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the issuing Company or the Guarantor, as appropriate, addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the issuing Company or the Guarantor, attention: Chief Financial Officer.

The Trustee agrees to accept and act upon notice, instructions or directions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and using Electronic Means; provided, however, that the Trustee shall have received from the issuing Company or the Guarantor, as applicable, an incumbency certificate listing persons designated to provide such Instructions (“Authorized Officers”) and containing the titles and specimen signatures of such Authorized Officers, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the issuing Company or the Guarantor, as applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s reasonable understanding of such Instructions shall be deemed controlling. Each Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The issuing Company or the Guarantor, as applicable, shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and the issuing Company or the

Guarantor, as applicable, and all Authorized Officers, are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the issuing Company or the Guarantor, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such Instructions prior to its receipt of subsequent written Instructions that supersede such earlier Instructions, except in the case of the Trustee’s negligence, willful misconduct or bad faith. The Company issuing Instructions agrees (i) to assume all risks arising out of the use of such electronic methods to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions (subject to the first sentence of this paragraph), and the risk or interception and misuse by third parties except for any risks arising out of the Trustee’s negligence, willful misconduct or bad faith; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the issuing Company or the Guarantor, as applicable; (iii) it will not contest that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Notwithstanding anything to the contrary contained herein, as long as the Securities are in the form of a Global Security, notice to the Holders may be made electronically in accordance with procedures of the Depositary.

1.06. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to the Applicable Procedures of the Depositary, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.

1.07. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

1.08. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

1.09. Successors and Assigns.

All covenants and agreements in this Indenture by the issuing Company and the Guarantor shall bind their respective successors and assigns, whether so expressed or not.

1.10. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.11. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.12. Governing Law.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

1.13. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Securities of any series which specifically states that such provision shall apply in lieu of this Section 1.13)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; provided that, except where otherwise specified in a provision of any Securities of any series, no interest shall accrue for the period from and after any such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the date of such payment.

1.14. No Recourse Against Others

No recourse shall be had for the payment of principal of, or premium, if any, or interest, if any, on any Security of any series, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, shareholder, officer or director, as such, past, present or future, of either Company or the Guarantor or of any successor corporation of either Company or the Guarantor, either directly or indirectly through either Company or the Guarantor or any successor corporation of either Company or the Guarantor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities of each series are solely corporate obligations, and that no personal liability whatsoever shall attach to, or is incurred by, any incorporator, shareholder, officer or director, past, present or future, of either Company or the Guarantor or of any successor corporation of either Company or the Guarantor, either directly or indirectly through either Company or the Guarantor or any successor corporation of either Company or the Guarantor, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities of any series, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities of each series.

1.15. Waiver of Jury Trial.

EACH OF THE COMPANIES, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

1.16. Force Majeure

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics or pandemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

1.17. Submission to Jurisdiction

Each Company hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Southern District in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, the Guarantees and the Securities, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

1.18. Electronic Signatures

The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Indenture and/or any document, notice, instrument or certificate to be signed and/or delivered in connection with this Indenture and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

ARTICLE 2

SECURITY FORMS

2.01. Forms Generally.

The Securities of each series shall be in substantially such form or forms as shall be established by or pursuant to a Board Resolution or, subject to Section 3.03, set forth, or determined in the manner provided, in an Officers’ Certificate pursuant to a Board Resolution, or in one or more indentures supplemental hereto, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined to be appropriate by the officers executing such Securities, as evidenced by their execution thereof. If the form of Debt Securities of any series or the form of Guarantee of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the issuing Company or the Guarantor, as the case may be, and delivered to the Trustee at or prior to the delivery of the Company Request contemplated by Section 3.03 for the authentication and delivery of such Debt Securities or Guarantee. If all of the Securities of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Security of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Security of such series.

Any Securities originally offered and sold to QIBs in reliance on Rule 144A will be issued in the form of one or more permanent Global Securities (each, a “Rule 144A Global Security”). Any Securities originally offered and sold outside the United States in reliance on Regulation S will be issued in the form of one or more permanent Global Securities (each, a “Regulation S Global Security”).

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

2.02. Form of Legend for Securities.

Unless otherwise specified as contemplated by Section 3.01 for the Debt Securities evidenced thereby, every Debt Security authenticated and delivered hereunder shall bear one or more of the appropriate legends in substantially the following forms as relevant below:

[If the Debt Security is a Global Security, then insert — THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBT SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS DEBT SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[If the Debt Security is a Restricted Security, then insert the following legend (the “Private Placement Legend”) on the face thereof; provided, however, that the Private Placement Legend on any Security shall be removed at the request of the Holder on or after the date when such Security ceases to be a Restricted Security — THIS DEBT SECURITY AND ANY RELATED GUARANTEE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THIS DEBT SECURITY AND THE RELATED GUARANTEE WERE ISSUED.]

2.03. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

ARTICLE 3

THE SECURITIES

3.01. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to (a) a Board Resolution and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officers’ Certificate, or (b) one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a)	the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(b)

any limit on the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder); provided, however, that the authorized aggregate principal amount of such series may from time to time be increased above such amount by one or more Board Resolutions to such effect;

(c)

the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(d)	the date or dates on which the principal of and any premium on any Securities of the series is payable;

(e)

the rate or rates at which any Securities of the series shall bear interest, or the method or methods by which such rate or rates shall be determined, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable, and the Regular Record Date for any such interest payable on any Interest Payment Date;

(f)	the place or places where the principal of and any premium and interest on any Securities of the series shall be payable;

(g)

as applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the issuing Company and, if other than by a Board Resolution, the manner in which any election by the issuing Company to redeem the Securities shall be evidenced;

(h)

the obligation, if any, of the issuing Company to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(i)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

(j)

if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(k)	if other than the Trustee, the identity of each Security Registrar and/or Paying Agent for the Securities of the series;

(l)

if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 1.01;

(m)

if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the issuing Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which or the dates on which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(n)

if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the method by which such portion shall be determined;

(o)

if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(p)

as applicable, whether the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 13.02 or Section 13.03 or both such Sections and, if other than by a Board Resolution, the manner in which any election by the issuing Company to defease such Securities shall be evidenced;

(q)

as applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.04 and any circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of Section 3.05 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(r)

any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.02;

(s)	any addition to, deletion from or change in the covenants set forth in Article 10 which applies to Securities of the series;

(t)	any other terms of the Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01(e)); and

(u)	in the case of BHFC Securities, the terms and conditions of any Guarantee to be endorsed upon the Securities in addition to or in lieu of the form of Guarantee attached hereto as Annex A.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above or pursuant to authority granted by one or more Board Resolutions and, subject to Section 3.03, set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto.

All Securities of any one series need not be issued at one time. With respect to any particular series of Securities issued and Outstanding hereunder, the issuing Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, at the option of such issuing Company without the consent of the Holders, create and issue additional Securities of such series (“Add On Securities”) having terms and conditions identical to those of the other Outstanding Securities in such series, except that Add On Securities (i) may have a different issue date from other Outstanding Securities; (ii) may have a different principal amount than that of other Outstanding Securities; (iii) may have terms specified in the relevant Board Resolution or supplemental indenture making appropriate adjustment to Articles 2 and 3 of this Indenture (and related definitions) applicable to such Add On Securities in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Add On Securities, which are not adverse in any material respect to the Holders of any other Outstanding Securities; and (iv) may be entitled to additional or special interest as provided in Section 3.07 not applicable to other Outstanding Securities and may not be entitled to such additional or special interest applicable to other Outstanding Securities.

If any of the terms of the series of Securities are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the issuing Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series of Securities.

3.02. Denominations.

Unless otherwise specified pursuant to Section 3.01, the Securities of each series shall be issuable in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

3.03. Execution, Authentication, Delivery and Dating.

The Debt Securities shall be executed on behalf of the issuing Company, and, with respect to Debt Securities of BHFC, the Guarantees endorsed thereon shall be executed on behalf of the Guarantor, by its or their respective, as applicable, Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Treasurer or one of its or their respective, as applicable, Vice Presidents. The signature of any of these officers on the Debt Securities and the Guarantees may be manual, electronic or facsimile.

Securities bearing the manual, electronic or facsimile signatures of individuals who were at any time the proper officers of the issuing Company and, in the case of BHFC Securities, the Guarantor, as the case may be, shall bind the Company and the Guarantor, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the issuing Company may deliver Debt Securities of any series executed by such Company, together with the Guarantees endorsed thereon executed by the Guarantor in the case of BHFC Debt Securities, to the Trustee for authentication, together with a Company Request for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Request shall authenticate and deliver such Securities. If the form or terms of the Debt Securities of the series and the Guarantees, as applicable, have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.01 and 3.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating:

(a)

if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 2.01, that such form has been established in conformity with the provisions of this Indenture;

(b)

if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.01, that such terms have been established in conformity with the provisions of this Indenture; and

(c)

that such Securities, when authenticated and delivered by the Trustee and issued by the issuing Company (with respect to the Debt Securities) and by the Guarantor (with respect to the Guarantee), as applicable, in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the issuing Company (with respect to the Debt Securities) and the Guarantor (with respect to the Guarantee), as applicable, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will materially adversely affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 3.01 and of the preceding paragraph of this Section 3.03, if all Securities of a series are not to be originally issued at one time (including in the event that additional Securities of a series of Outstanding Securities are issued as contemplated by Section 3.01), it shall not be necessary to deliver the Officers’ Certificate, Board Resolution or supplemental indenture otherwise required pursuant to Section 3.01 or the Company Request and Opinion of Counsel otherwise required pursuant to this Section 3.03 at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual, electronic or facsimile signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the issuing Company, and the issuing Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture or any related Guarantee.

3.04. Temporary Securities.

Pending the preparation of definitive Securities of any series, the issuing Company and the Guarantor, as applicable, may execute, and upon Company Request, the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities of such series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the issuing Company and the Guarantor, as applicable, will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the issuing Company in a Place of Payment for such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the issuing Company and the Guarantor, as applicable, shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

3.05. Registration, Registration of Transfer and Exchange; Certain Transfers and Exchanges.

(a)

Registration, Registration of Transfer and Exchange Generally. The issuing Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of such Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, such Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided. The issuing Company, with prior notice to the Trustee, may replace the Security Registrar with an entity that satisfies the eligibility requirements of a Trustee under Section 6.09. The Trustee shall have the right to inspect the register of the Security Registrar at all reasonable times and may request and rely upon a certificate of a duly authorized officer of the Security Registrar as to the names and addresses of Holders and the principal amounts and numbers of the Securities held thereby and such other matters as the Trustee may reasonably request.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the issuing Company in a Place of Payment for such series, such Company and the Guarantor, as applicable, shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the issuing Company and the Guarantor, as applicable, shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the issuing Company and the Guarantor, as applicable, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the issuing Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to such Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the issuing Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 3.06, 9.06 or 11.07 not involving any transfer.

If the Securities of any series are to be redeemed in part, the issuing Company shall not and, in the case of BHFC Securities, the Guarantor shall not, be required (A) to issue, register the transfer of or exchange Securities of such series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of such Securities selected for redemption under Section 11.03 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of clauses (1), (2), (3), and (4) below shall apply only to Global Securities:

(1)

Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2)

Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, as may be specified as contemplated by Section 3.01, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the issuing Company and the Guarantor, as applicable, that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act or is otherwise no longer permitted under applicable law to continue as Depositary for such Global Security, (B) the issuing Company in its sole discretion determines that such Global Security shall be exchangeable for definitive registered Securities and executes and delivers to the Security Registrar a Company Request providing that such Global Security shall be so exchangeable, (C) there shall have occurred and be continuing an Event of Default with respect to such Global Security or (D) there shall exit such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.01.

(3)

Subject to clause (2) above and any applicable provisions as may be specified as contemplated by Section 3.01, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct. In connection with the exchange of an entire Global Security for definitive Securities pursuant to clause (2), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the issuing Company and the Guarantor, as applicable, shall execute, and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of definitive Securities of authorized denominations.

(4)

Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section 3.05, Section 3.04, 3.06, 9.06 or 11.07 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(b)	Additional Provisions Related to Transfer and Exchange of Certain Restricted Securities.

(1)

If the owner of a beneficial interest in a Rule 144A Global Security that is a Restricted Security wishes to transfer such interest (or a portion thereof) to a Non-U.S. Person pursuant to Regulations S, then upon receipt by the Trustee of (i) instructions from the Holder of the Rule 144A Global Security directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Security equal to the principal amount of the beneficial interest in the Rule 144A Global Security to be transferred and (ii) a certificate from the transferor in the form of Exhibit A, the Trustee shall, subject to the rules and procedures of the Depositary, instruct the Depositary to increase the Regulation S Global Security and decrease the Rule 144A Global Security by the principal amount so transferred.

(2)

If the owner of a beneficial interest in a Regulation S Global Security that is a Restricted Security wishes to transfer such interest (or a portion thereof) to a QIB pursuant to Rule 144A, then upon receipt by the Trustee of (i) instructions from the Holder of the Regulation S Global Security directing the Trustee to credit or cause to be credited a beneficial interest in the Rule 144A Global Security equal to the principal amount of the beneficial interest in the Regular S Global Note to be transferred and (ii) a certificate from the transferor in the form of Exhibit B, the Trustee shall, subject to the rules and procedures of the Depositary, instruct the Depositary to increase the Rule 144A Global Security and decrease the Regulation S Global Security by the principal amount so transferred.

(3)

Any transfer of Restricted Securities not described above (other than transfers of beneficial interests within the same Global Security, which must be effected in accordance with applicable law and the rules and procedures of the Depositary) shall be made only upon receipt by the Trustee of such opinions of counsel, certificates and/or other information reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act or in accordance with subsection (4) below.

(4)

Upon the transfer, exchange or replacement of any Security (or a beneficial interest in a Global Security) bearing a Private Placement Legend, the Trustee shall deliver only a Security (or a beneficial interest in a Global Security) that bears a Private Placement Legend unless:

(i)	such Security (or beneficial interest) is exchanged in a Registered Exchange Offer;

(ii)	such Security (or beneficial interest) is transferred pursuant to an effective registration statement;

(iii)

such Security (or beneficial interest) is transferred pursuant to Rule 144 upon delivery to the Trustee of a certificate from the transferor in the form of Exhibit C and an opinion of counsel reasonably satisfactory to the Trustee;

(iv)	such Security (or beneficial interest) is transferred, replaced or exchanged after the Restriction Termination Date therefor; or

(c)

Adverse Consequences Under Law. Furthermore, notwithstanding any other provision of this Section 3.05, the issuing Company will not be required to exchange any Securities (or beneficial interests in a Global Security) if, as a result of the exchange, such Company would suffer adverse consequences under any United States law or regulation.

(d)

Trustee’s Duties with Respect to Transfers. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(e)

No Responsibility for Records or Actions of Depositary. None of the Companies, the Guarantor, the Trustee, any Paying Agent or any Security Registrar will have any responsibility or liability for (i) any aspect of the Depositary’s records relating to, or payments made on account of, beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any such records relating to such beneficial ownership interests, (ii) any transfers of beneficial interests in the Securities or any other transactions between the Depositary and owners of beneficial interests in such Securities, or (iii) any actions taken or not taken by the Depositary.

3.06. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the issuing Company and the Guarantor, as applicable, shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding. The Trustee shall thereafter cancel and dispose of such mutilated Security in accordance with its customary procedures.

If there shall be delivered to the issuing Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to such Company or the Trustee that such Security has been acquired by a protected purchaser, such Company and the Guarantor, as applicable, shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the issuing Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 3.06, the issuing Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel to the issuing Company and the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section 3.06 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the issuing Company and the Guarantor, as applicable, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

3.07. Payment of Interest; Interest Rights Preserved; Additional or Special Interest.

Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the issuing Company, at its election in each case, as provided in clause (a) or (b) below:

(a)

Such Company may elect to make payment of any Defaulted Interest payable on Securities of a series to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. Such Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time such Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify such Company of such Special Record Date and, in the name and at the expense of such Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)

Such Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by such Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 3.07, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

(c)

Under certain circumstances, the issuing Company may be obligated to pay additional or special interest as liquidated damages to Holders of Outstanding Securities of any series, all as and to the extent set forth in a Registration Rights Agreement (if any) applicable to such series. In any such event, such additional or special interest such Company may be obligated to pay as liquidated damages will be deemed to be interest for purposes of this Indenture. The Trustee shall have no duty or responsibility for determining if any additional or special interest or liquidated damages are payable with respect to Securities of any series or, if any such additional or special interest or liquidated damages are payable thereon, when such additional or special interest or liquidated damages are payable and the amount thereof. Such Company shall notify the Trustee and Paying Agent in writing at least five days prior to each Interest Payment Date with respect to Securities of such series whether additional or special interest or liquidated damages are payable and, to the extent such additional or special interest or liquidated damages are payable, shall certify in such notice the date such additional or special interest or liquidated damages commenced to accrue, the applicable per annum interest rate or rates applicable thereto and the periods such additional or special interest or liquidated damages accrued at each such rate and the aggregate amount of such additional or special interest or liquidated damages payable on such Interest Payment Date.

3.08. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the issuing Company, the Guarantor (as applicable), the Trustee and any agent thereof may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and, subject to Section 3.07, any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of such Company, the Guarantor (as applicable), the Trustee or any agent thereof shall be affected by notice to the contrary.

3.09. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The issuing Company and the Guarantor, as applicable, may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which such Company or the Guarantor, as applicable, may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder that such Company or the Guarantor, as applicable, has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed in accordance with its customary procedures. The Trustee shall provide each Company a list of Securities that have been cancelled from time to time as requested by such Company.

3.10. Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

3.11. Execution of Guarantee.

In the case of BHFC Securities, to evidence the Guarantee to the Holders specified in this Indenture, the Guarantor hereby agrees to execute the Guarantees, in substantially the form attached hereto as Annex A or in any other form specified in accordance with Section 3.01 hereof, to be endorsed on each BHFC Security authenticated and delivered by the Trustee (or any Authenticating Agent). Each such Guarantee shall be signed on behalf of the Guarantor as set forth in Section 3.03 to the authentication of the BHFC Security on which it is endorsed and the delivery of such BHFC Security by the Trustee (or any Authenticating Agent), after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of the Guarantor.

3.12. Assumption by Guarantor.

The Guarantor may, without the consent of the Trustee or the Holders, assume all of the rights and obligations of BHFC hereunder with respect to a series of BHFC Securities and under the BHFC Securities of such series if, after giving effect to such assumption, no Default or Event of Default shall have occurred and be continuing.

The Guarantor shall assume all of the rights and obligations of BHFC hereunder with respect to a series of BHFC Securities and under the BHFC Securities of such series if, upon a default by BHFC in the due and punctual payment of the principal, sinking fund payment, if any, any premium or interest on such BHFC Securities, the Guarantor is prevented by any court order or judicial proceeding from fulfilling its obligations under the Guarantee with respect to such series of BHFC Securities. Such assumption shall result in the BHFC Securities of such series becoming the direct obligations of the Guarantor and shall be effected without the consent of the Holders of the Securities of any series or the Trustee.

Upon any such assumption by the Guarantor pursuant to this Section 3.12, the Guarantor shall execute a supplemental indenture evidencing its assumption of all such rights and obligations of BHFC, and BHFC shall be released from its liabilities hereunder and under such BHFC Securities as obligor on the BHFC Securities of such series.

3.13. CUSIP and ISIN Numbers.

The issuing Company in issuing any series of the Securities may use “CUSIP” and/or “ISIN” numbers and/or other similar identification numbers, in each case, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption or exchange with respect to such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of such series or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities of such series, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers.

3.14. Paying Agent.

Each Company initially authorizes and appoints the Trustee as the Paying Agent for each series of the Securities. The issuing Company of Securities of a series may designate a different Paying Agent for such series of Securities as contemplated by Section 3.01.

ARTICLE 4

SATISFACTION AND DISCHARGE

4.01. Satisfaction and Discharge of Indenture.

This Indenture shall, upon Company Request, cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for), and the Trustee, at the expense of the issuing Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when:

(a)	either

(1)

all Securities of such series theretofore authenticated and delivered (other than (i) Securities which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by such Company and thereafter repaid to such Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(2)	all such Securities of such series not theretofore delivered to the Trustee for cancellation

(i)	have become due and payable, or

(ii)	will become due and payable at their Stated Maturity within one year, or

(iii)

are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of such Company, and such Company and/or the Guarantor, as the case may be, in the case of Section 4.01(a)(2)(ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose money in an amount sufficient to pay and discharge the entire indebtedness represented by such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b)	such Company and/or the Guarantor, as the case may be, has paid or caused to be paid all other sums payable hereunder by such Company and the Guarantor, as the case may be; and

(c)

such Company and/or the Guarantor, as the case may be, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the issuing Company and the Guarantor, as the case may be, to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to Section 4.01(a)(2), the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

4.02. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the applicable series of Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the issuing Company or the Guarantor acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

All money deposited with the Trustee pursuant to Section 4.01 (and held by it or any Paying Agent) for the payment of Securities subsequently converted into other property shall be returned to the issuing Company upon Company Request.

The issuing Company may direct by a Company Request the investment of any money deposited with the Trustee pursuant to Section 4.01, without distinction between principal and income, in (a) United States Treasury securities with a maturity of one year or less, or (b) a money market fund that invests solely in short-term United States Treasury securities (including money market funds for which the Trustee or an affiliate of the Trustee serves sub-custodian, notwithstanding that the Trustee charges and collects fees and expenses for services rendered pursuant to this Indenture at any time), and from time to time the issuing Company may direct the reinvestment of all or a portion of such money in other securities or funds meeting the criteria specified in clauses (a) or (b) of this Section 4.02.

ARTICLE 5

REMEDIES

5.01. Events of Default.

An “Event of Default” means, wherever used herein with respect to Securities of any series (except as may be otherwise provided pursuant to Section 3.01 for Securities of any series), any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)	default in the payment of any interest upon any Security of such series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(b)	default in the payment of the principal of or any premium on any Security of such series at its Maturity; or

(c)

default in the performance or breach, in any material respect, of any covenant of the issuing Company or the Guarantor (as applicable) in this Indenture applicable to a Security of such series or, with respect to the Guarantor, in the Guarantee of such Security (other than a covenant, a default in the performance of which or a breach of which is elsewhere in this Section 5.01 specifically dealt with or that has expressly been included in this Indenture solely for the benefit of a series of Securities other than such series), and continuance of such default or breach for a period of 90 consecutive days after there has been given, by registered or certified mail, to such Company or the Guarantor, as the case may be, by the Trustee or to such Company or the Guarantor, as the case may be, and the Trustee by the Holders of at least 33% in aggregate principal amount of the Securities of all series then Outstanding (or, with respect to any such covenant that is not applicable to all series of Securities of such Company, by the Holders of at least 33% in aggregate principal amount of the Outstanding Securities of such Company of all series to which it is applicable) voting as a single class, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(d)

the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the issuing Company or the Guarantor, with respect to such series, in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging such Company or the Guarantor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such Company or the Guarantor under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Company or the Guarantor or of all or substantially all of their respective property and assets, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief or any such other decree or order remains undismissed or unstayed and in effect for a period of 90 consecutive days; or

(e)

the issuing Company or the Guarantor, with respect to such series, (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case against it under any such law, (ii) consents to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of such Company or the Guarantor or of all or substantially all of their respective property and assets or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (e) or (f), a “Bankruptcy Default”); or

(f)	occurrence of any other Event of Default provided with respect to Securities of such series.

Notwithstanding the foregoing provisions of this Section 5.01, except as otherwise specified as contemplated by Section 3.01 for any series of Securities, if the principal or any premium or interest on such Security is payable in a currency other than the currency of the United States of America and such currency is not available to the issuing Company or the Guarantor, as the case may be, for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of such Company or the Guarantor, such Company or the Guarantor will be entitled to satisfy its obligations to Holders of the Securities by making such payment in the currency of the United States of America in an amount equal to the currency of the United States of America equivalent of the amount payable in such other currency, by reference to the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent applicable exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date (in each case, the “Exchange Rate”). The Exchange Rate most recently available on, or prior to, the second Business Day before the relevant determination date shall be the basis for determining the equivalent of such other currency in the currency of the United States of America for any purpose under this Indenture, including for purposes of the definition of “Outstanding” hereunder. Notwithstanding the foregoing provisions of this Section 5.01, any payment made under such circumstances in the currency of the United States of America where the required payment is in a currency other than the currency of the United States of America will not constitute an Event of Default. Neither the Trustee nor the Paying Agent shall be responsible for obtaining the Exchange Rate or for making any conversion of any currency for purposes of the foregoing.

5.02. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than a Bankruptcy Default) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of at least 33% in aggregate principal amount of the Securities of all series then Outstanding (or, if such default is not applicable to all series of the Securities, the Holders of at least 33% in principal amount of the Outstanding Securities of all series to which it is applicable) (in each case voting as a single class) may declare the principal amount of all the Securities of such series (or, if any Securities of such series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Companies and the Guarantor, as applicable, (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or lesser specified amount) shall become immediately due and payable.

If a Bankruptcy Default with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of such series (or, if any Securities of such series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Upon payment of such amount, all obligations of the issuing Company or the Guarantor, as applicable, in respect of the payment of principal of the Securities of such series, shall terminate.

Except as may otherwise be provided pursuant to Section 3.01 for all or any specified Securities of any series, at any time after such a declaration of acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, by written notice to the issuing Company, the Guarantor, as applicable, and the Trustee, may rescind and annul such declaration and its consequences if:

(a)	the issuing Company or the Guarantor, as applicable, has paid or deposited with the Trustee a sum sufficient to pay:

(1)	all overdue interest on all Securities of such series,

(2)

the principal of (and premium, if any, on) any Securities of such series that have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(3)	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, if any, and

(4)	all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)

all Events of Default with respect to Securities of such series, other than the non-payment of the principal of Securities of such series that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

If Berkshire is the issuing Company, Berkshire covenants that if, and if BHFC is the issuing Company, BHFC and the Guarantor, jointly and severally, covenant that if:

(a)	default is made in the payment of any interest on any Security of such issuing Company when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)	default is made in the payment of the principal of (or premium, if any, on) any Security of such issuing Company at the Maturity thereof,

the issuing Company or the Guarantor, as applicable, will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, together with the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

5.04. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the issuing Company or the Guarantor, as applicable, (or any other obligor upon the Securities), its or their respective property or creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it under Section 6.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

5.05. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel under Section 6.07, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

5.06. Application of Money Collected.

Any money or property collected or to be applied by the Trustee pursuant to this Article 5 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: to the payment of all amounts due the Trustee under Section 6.07;

SECOND: to the payment of the amounts then due and unpaid for principal of and any premium and interest on the series of Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such series of Securities for principal and any premium and interest, respectively; and

THIRD: to the payment of the remainder, if any, to the Company.

5.07. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official), or for any other remedy hereunder, unless:

(a)

an Event of Default with respect to such series shall have occurred and be continuing and such Holder shall have previously given written notice to the Trustee of such Event of Default and the continuance thereof;

(b)

the Holders of not less than 33% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)	such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)

no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;

it being understood and intended that no Holder of Securities of such series shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities of such series, or to obtain or to seek to obtain priority or preference over any other Holder of Securities of such series or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Securities of such series.

5.08. Unconditional Right of Holders To Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.07) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

5.09. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the issuing Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

5.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

5.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

5.12. Control by Holders.

Subject to Section 6.03(e), the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided that:

(a)	such direction shall not be in conflict with any rule of law or with this Indenture or the Securities,

(b)	such direction is unduly prejudicial to the rights of the Holders;

(c)	such direction will not involve the Trustee in any personal liability or expense for which the Trustee has not received a satisfactory indemnity or security; or

(d)	the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

5.13. Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series by notice to the Trustee may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default:

(a)	in the payment of the principal of or any premium or interest on any Security of such series, or

(b)	in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

5.14. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs (including reasonable attorneys’ fees) against any party litigant in such suit, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee, the issuing Company or the Guarantor.

5.15. Waiver of Usury, Stay or Extension Laws.

The issuing Company and the Guarantor, as applicable, covenant (to the extent that each of them may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the issuing Company and the Guarantor, as applicable, (to the extent that each of them may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6

THE TRUSTEE

6.01. Certain Duties and Responsibilities.

(a)

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and this Indenture. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

(b)	Except during the continuance of an Event of Default:

(1)

the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(c)

If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of their own affairs.

(d)	No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)	this Section 6.01(d) shall not be construed to limit the effect of Section 6.01(b);

(2)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)

the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series, determined as provided in Section 1.04 and Section 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

6.02. Notice of Defaults.

If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default within 90 days after the Trustee has received written notice thereof. For the purpose of this Section 6.02, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

6.03. Certain Rights of Trustee.

Subject to the provisions of Section 6.01:

(a)

the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)

if so requested by the Trustee, any request or direction of the issuing Company or the Guarantor mentioned herein shall be sufficiently evidenced by a Company Request, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c)

whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon one or more Officers’ Certificates;

(d)

the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)

the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)

the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(g)

the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)

in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i)

the Trustee shall not be deemed to have notice of any default or Event of Default unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j)

the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k)

the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(l)

the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and authorized or within the discretion or rights or powers conferred upon it by this Indenture.

6.04. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the issuing Company and the Guarantor, as the case may be, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the issuing Company or the Guarantor of Securities or the proceeds thereof.

6.05. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the issuing Company or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the issuing Company and the Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

6.06. Money Held in Trust.

Money held by the Trustee in trust hereunder shall, until used or applied as herein provided, be held in trust for the purposes for which they were received but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the issuing Company or the Guarantor.

6.07. Compensation and Reimbursement

The issuing Company, and if BHFC is the issuing Company and fails to do so, the Guarantor, agrees:

(a)

to pay to the Trustee from time to time such compensation as such Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)

except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct, and the Trustee shall provide such Company reasonable notice of any expenditures not in the ordinary course of business; and

(c)

to indemnify the Trustee for, and to hold it harmless against, any loss, damage, claims, liability or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the issuing Company, the Guarantor, any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including the reasonable fees and disbursements of counsel), except those attributable to its negligence, bad faith or willful misconduct.

The Trustee shall notify the issuing Company promptly of any claim for which it may seek indemnity under this Section 6.07. Failure by the Trustee to so notify such Company shall not relieve such Company of its obligations hereunder, except to the extent such Company is prejudiced by such failure. Neither any issuing Company nor the Guarantor shall be obligated to pay for any settlement made without its consent.

The provisions of this Section 6.07 shall survive the resignation or removal of the Trustee or the termination of this Indenture.

Without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after a Bankruptcy Default occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under applicable federal or state bankruptcy, insolvency, reorganization or other similar law.

The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 6.07, except with respect to funds held in trust for the benefit of the Holders of Securities.

6.08. Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

6.09. Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $100,000,000 and has an office in New York, New York or any other major city that is acceptable to the Companies. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 6.09 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

6.10. Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 6 shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the issuing Company and the Guarantor, as applicable. The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of no less than a majority in aggregate principal amount of the Outstanding Securities of such series, upon 31 days’ written notice delivered to the Trustee and to the issuing Company.

If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the issuing Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If at any time:

(a)

the Trustee shall fail to comply with Section 6.08 after written request therefor by the issuing Company, the Guarantor, as applicable, or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(b)

the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the issuing Company, the Guarantor, as applicable, or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(c)

the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the issuing Company or the Guarantor, as the case may be, by a Board Resolution, may remove the Trustee with respect to all Securities of such Company, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the issuing Company or the Guarantor, as the case may be, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the issuing Company, the Guarantor, as applicable, and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by such Company or the Guarantor. If no successor Trustee with respect to the Securities of any series shall have been so appointed by such Company, the Guarantor or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The issuing Company and the Guarantor, as applicable, shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

6.11. Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the issuing Company, the Guarantor, as applicable, and to the retiring Trustee a written instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of such Company, the Guarantor, as applicable, or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver a written instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the issuing Company, the Guarantor, as applicable,, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (b) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (c) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the issuing Company, the Guarantor, as applicable, or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, such Company and the Guarantor, as applicable, shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 6.

6.12. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee (including the trust created by this Indenture), shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

6.13. Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the issuing Company or the Guarantor (as applicable) (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against such Company (or any such other obligor).

6.14. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.04, 3.06, or 9.06 and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the issuing Company and the Guarantor (as applicable) and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $100,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.14.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent (including the authenticating agency contemplated by this Indenture), shall be the successor Authenticating Agent and continue to be an Authenticating Agent hereunder; provided that such corporation shall be otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the issuing Company and the Guarantor (as applicable). The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, the issuing Company and the Guarantor (as applicable). Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to such Company and the Guarantor (as applicable) and shall give notice of such appointment in the manner provided in Section 1.06 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.14.

The issuing Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.14.

If an appointment with respect to one or more series is made pursuant to this Section 6.14, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	[ ] As Trustee

By:
As Authenticating Agent

By:
As Authenticating Agent

ARTICLE 7

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

7.01. Companies To Furnish Trustee Names and Addresses of Holders.

Each Company, so long as the Trustee is not the Security Registrar for such Company, will furnish or cause to be furnished to the Trustee:

(a)

semi-annually, not later than June 1 and December 1 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of the preceding Interest Payment Date for such series, and

(b)

at such other times as the Trustee may request in writing, within 30 days after the receipt by such Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

7.02. Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the issuing Company, the Guarantor (as applicable) and the Trustee that none of such Company, the Guarantor or the Trustee or any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

7.03. Reports by Trustee.

The Trustee shall transmit to the Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than July 15 in each calendar year, commencing in 2022.

A copy of each such report shall, at the time of such transmission to Holders, be promptly delivered or filed by the Trustee to or with each stock exchange upon which any Securities are listed, the Commission, the Companies and the Guarantor, as applicable. The issuing Company will notify the Trustee when any Securities are listed on any stock exchange and any delisting therefrom.

7.04. Reports by Company and Guarantor.

The issuing Company and the Guarantor, as applicable, shall file with the Trustee and the Commission, and transmit to the Holders, such information, documents and other reports, and such summaries thereof, in each case, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is filed with the Commission. Notwithstanding the foregoing, all required information, documents and other reports, and such summaries thereof, referred to in this Section 7.04 shall be deemed filed with the Trustee and transmitted to the Holders at the time such information, documents, other reports or summaries are publicly filed with the Commission via the Commission’s EDGAR filing system (or any successor system). For purposes of clarification, the foregoing sentence does not impose on the Trustee any duty to search for or obtain any electronic or other filings that the issuing Company or the Guarantor makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise.

Delivery of such information, documents, other reports and summaries thereof, to the Trustee is for informational purposes only, and shall not constitute a representation or warranty by any of the Companies or the Guarantor, as applicable, as to the accuracy or completeness of such information, documents, other reports or summaries thereof. The Trustee’s receipt of such information, documents, other reports and summaries thereof shall not constitute constructive or actual notice or knowledge of any information contained therein or determinable from information contained therein, including any Company’s or the Guarantor’s compliance with any of their respective covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE 8

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

8.01. Companies and Guarantor May Consolidate, Etc., Only on Certain Terms.

Neither of the Companies nor the Guarantor (in its capacity as such) shall consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(a)

such Company or the Guarantor, as the case may be, shall be the continuing entity, or the Person formed by such consolidation or into which such Company or the Guarantor, as the case may be, is merged, or the Person that acquires by conveyance or transfer, or which leases, such properties and assets of such Company or the Guarantor, as the case may be, substantially as an entirety shall be a corporation, partnership, limited liability company, trust or similar entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, in the case of such Company, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant and obligation under this Indenture on the part of such Company, and in the case of the Guarantor, the due and punctual performance of the Guarantee and the performance or observation of every covenant and obligation of the Guarantor under this Indenture and the Guarantee; and

(b)

immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

8.02. Successor Substituted.

Upon any consolidation of a Company or the Guarantor with, or merger of a Company or the Guarantor into, any other Person or any conveyance, transfer or lease of the properties and assets of a Company or the Guarantor substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which such Company or the Guarantor is merged or to which such conveyance, transfer or lease is made shall, in each case, succeed to, and be substituted for, and may exercise every right and power of, such Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as a Company or the Guarantor herein, and thereafter, except in the case of a lease, the applicable Company or the Guarantor shall be released and relieved of all liabilities, obligations and covenants under this Indenture, the Guarantee, as applicable, and the Securities.

ARTICLE 9

SUPPLEMENTAL INDENTURES

9.01. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, a Company or the Guarantor, as the case may be, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)

to evidence the succession of another Person to such Company and/or the Guarantor and the assumption by any such successor of the covenants, agreements and obligations of such Company and/or the Guarantor herein and in the Securities; or

(b)

to add to the covenants of such Company and/or the Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon such Company and/or the Guarantor; or

(c)

to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(d)

to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

(e)

to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security described in clause (i)(A) Outstanding; or

(f)	to secure any series of the Securities; or

(g)	subject to any limitations established pursuant to Section 3.01, to provide for the issuance of additional Securities of any series; or

(h)	to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01; or

(i)

to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

(j)

to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action pursuant to this clause (j) shall not have a material adverse effect on the interests of the Holders of Securities of any series; or

(k)	to comply with the rules of any securities exchange on which any of the Securities may be listed or any applicable securities depositary; or

(l)	to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act or any amendments to the Trust Indenture Act; or

(m)

to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of Securities, as herein set forth, other conditions, limitations and restrictions thereafter to be observed; provided, that such action pursuant to this clause (m) shall not have a material adverse effect on the interests of the Holders of Securities of any series; or

(n)

to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 4.01 or Article 13; provided that such action pursuant to this clause (n) shall not have a material adverse effect on the interests of the Holders of Securities of any series.

9.02. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture (voting as a single class), by Act of said Holders delivered to the issuing Company, the Guarantor (as applicable) and the Trustee, such Company, the Guarantor (as applicable), and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of such series affected thereby:

(a)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security;

(b)	reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

(c)

reduce the amount of the principal of an Original Issue Discount Security or any other Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

(d)	change any Place of Payment where the principal of, or any premium or interest on any Security is payable;

(e)	change the coin or currency in which the principal of, or any premium or interest on any Security is payable;

(f)	impair the right of any Holder to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(g)

reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(h)

modify any of the provisions of this Section 9.02, Section 5.13 or Section 10.05, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause (h) shall not be deemed to require the consent of any Holder with respect to changes in the references to the “Trustee” and concomitant changes in this Section 9.02 and Section 10.05, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.01(h).

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

9.03. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 9 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and, subject to Section 6.01, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

9.04. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

9.05. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the Trust Indenture Act.

9.06. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the issuing Company and the Guarantor, as applicable, shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee, such Company and the Guarantor, as applicable, to any such supplemental indenture may be prepared and executed by such Company and the Guarantor, as applicable, and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE 10

COVENANTS

10.01. Payment of Principal, Premium and Interest.

The issuing Company covenants and agrees for the benefit of each series of Securities issued by such Company that it will duly and punctually pay the principal of and any premium and interest on the Securities of such series in accordance with the terms of the Securities and this Indenture.

Notwithstanding anything to the contrary contained in this Indenture, the issuing Company or the Guarantor, as applicable, or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from principal or interest payments hereunder.

10.02. Maintenance of Office or Agency.

The issuing Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon such Company in respect of the Securities of such series and this Indenture may be served. Each issuing Company initially appoints the Trustee, acting through its Corporate Trust Office, as its agent for said purpose. Such Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time such Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and such Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The issuing Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve such Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. Such Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

10.03. Money for Securities Payments to Be Held in Trust.

If the issuing Company or the Guarantor, as applicable, shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of such series, segregate to the extent required by applicable law and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the issuing Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of or any premium or interest on any Securities of such series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) such Company will promptly notify the Trustee of its action or failure so to act.

The issuing Company will cause each Paying Agent for any series of Securities (unless such Paying Agent is the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent.

The issuing Company or the Guarantor, as applicable, may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Request direct any Paying Agent to pay, to the Trustee all sums held in trust by such Company, the Guarantor or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Company, the Guarantor or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the issuing Company, or the Guarantor, as applicable, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for one year after such principal, premium or interest has become due and payable shall be paid to such Company or the Guarantor, as the case may be, upon Company Request, or (if then held by such Company or the Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to such Company or the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of such Company or the Guarantor (as the case may be) as trustee thereof, shall thereupon cease.

10.04. Statement by Officers as to Default.

The issuing Company and the Guarantor, as applicable, shall each deliver to the Trustee within 120 days after the end of each fiscal year of such Company or the Guarantor (as the case may be) ending after the date hereof, a certificate from the principal executive, financial or accounting officer of such Company or the Guarantor (as the case may be) stating whether or not to the knowledge of the signor thereof such Company or the Guarantor (as the case may be) is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture or the Guarantees (with respect to the Guarantor) (without regard to any period of grace or requirement of notice provided hereunder), and, if such Company or the Guarantor (as the case may be) shall be in default, specifying all such defaults and the nature and status thereof of which the signor may have knowledge.

10.05. Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 3.01 for Securities of such series, each Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 3.01(r), 9.01(b) or 9.01(g) for the benefit of the Holders of such series if before the time for such compliance the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of such Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

10.06. Economic Sanctions

(a)

Each Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury or the US Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”);

(b)

Each Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will directly or indirectly use any payments made pursuant to this Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

ARTICLE 11

REDEMPTION OF SECURITIES

11.01. Applicability of Article.

Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for such Securities) in accordance with this Article 11.

11.02. Election To Redeem; Notice to Trustee.

The election of the issuing Company to redeem any Securities shall be evidenced by a Board Resolution or an Officers’ Certificate or in another manner specified as contemplated by Section 3.01 for such Securities. In case of any redemption at the election of the issuing Company of less than all the Securities of any series (including any such redemption affecting only a single Security), such Company shall, at least 10 days prior to the Redemption Date fixed by such Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed, and, as applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, such Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

11.03. Selection of Securities To Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date, from the Outstanding Securities of such series not previously called for redemption, by the Trustee using such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series or, in the case of Global Securities, pursuant to applicable Depositary’s procedures; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

The Trustee shall promptly notify the issuing Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed. If the issuing Company shall so direct, Securities registered in the name of such Company or any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

11.04. Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed or otherwise in accordance with the Applicable Procedures not less than 30 nor more than 60 days prior to the Redemption Date (or within such period as otherwise specified as contemplated by Section 3.01 for Securities of a series), to each Holder of Securities to be redeemed, at such Holder’s address appearing in the Security Register.

All notices of redemption shall identify the series of Securities to be redeemed and shall state:

(a)	the Redemption Date,

(b)	the Redemption Price,

(c)

if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

(d)

that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, as applicable, that interest thereon will cease to accrue on and after said date,

(e)	the place or places where each such Security is to be surrendered for payment of the Redemption Price,

(f)	that the redemption is for a sinking fund, if such is the case, and

(g)

if applicable, the CUSIP numbers of the Securities of such series; provided, however, that no representation will be made as to the correctness or accuracy of the CUSIP number, or any similar number, if any, listed in such notice or printed on the Securities.

Notice of redemption of Securities to be redeemed at the election of the issuing Company shall be given by such Company or, at such Company’s request (which may be rescinded or revoked by such Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), by the Trustee in the name and at the expense of such Company. The notice, if sent in the manner herein provided, shall be conclusively presumed to have been given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or otherwise in accordance with the Applicable Procedures or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Securities.

11.05. Deposit of Redemption Price.

By no later than 11:00 am New York City time on any Redemption Date, the issuing Company or the Guarantor, as applicable, shall deposit with the Trustee or with a Paying Agent (or, if such Company or the Guarantor is acting as Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or the Securities of the series provide otherwise) accrued interest on, all the Securities which are to be redeemed on that date, other than Securities or portions of Securities called for redemption which are owned by such Company or a Subsidiary and have been delivered by such Company or such Subsidiary to the Trustee for cancellation. All money, if any, earned on funds held by the Paying Agent shall be remitted to such Company. In addition, the Paying Agent shall promptly return to such Company any money deposited with the Paying Agent by such Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest, if any, on, all Securities to be redeemed.

11.06. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the issuing Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the issuing Company or the Guarantor, as applicable, at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.01, (a) installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07, and (b) if the Redemption Date is after the relevant Regular Record Date and on or prior to the Interest Payment Date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Securities registered as such at the close of business on such Regular Record Date.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

11.07. Securities Redeemed in Part.

Any Security that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the issuing Company, the Guarantor (as applicable) or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to such Company, the Guarantor (as applicable) and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and such Company and the Guarantor (as applicable) shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE 12

SINKING FUNDS

12.01. Applicability of Article.

The provisions of this Article 12 shall be applicable to any sinking fund for the retirement of Securities of any series for which a sinking fund is provided except as otherwise specified in the terms of such Securities as contemplated by Section 3.01.

The minimum amount of any sinking fund payment provided for by the terms of any series of Securities is herein referred to as a “mandatory sinking fund payment”, and any sinking fund payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment”. If provided for by the terms of any series of Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities of the series as provided for by the terms of such Securities.

12.02. Satisfaction of Sinking Fund Payments with Securities.

The issuing Company (a) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (b) may apply as a credit Securities of a series which have been redeemed either at the election of such Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

12.03. Redemption of Securities for Sinking Fund.

Not less than 45 days prior to each sinking fund payment date as specified in the terms of a series of Securities, the issuing Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 12.02 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days prior to each such sinking fund payment date (or as otherwise specified in the terms of a series of Securities), the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of such Company in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.

ARTICLE 13

DEFEASANCE AND COVENANT DEFEASANCE

13.01. Company’s Option To Effect Defeasance or Covenant Defeasance.

The issuing Company may elect, at its option at any time, to have Section 13.02 or Section 13.03 applied to any Securities or any series of Securities, as the case may be, not designated pursuant to Section 3.01 as being indefeasible pursuant to such Section 13.02 or 13.03, in accordance with any applicable requirements provided pursuant to Section 3.01 and upon compliance with the conditions set forth below in this Article 13. Any such election shall be evidenced by a Board Resolution or Officers’ Certificate or in another manner specified as contemplated by Section 3.01 for such Securities.

13.02. Defeasance and Discharge.

Upon the issuing Company’s exercise of its option (if any) to have this Section 13.02 applied to any Securities or any series of Securities, as the case may be, such Company and the Guarantor (if the issuing Company is not the Guarantor) shall be deemed to have been discharged from its or their respective, as the case may be, obligations with respect to such Securities as provided in this Section 13.02 on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that such Company and the Guarantor (if the issuing Company is not the Guarantor) shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its or their respective, as the case may be, other obligations under such Securities, this Indenture and the Guarantee (if the issuing Company is not the Guarantor) insofar as such Securities are concerned (and the Trustee, at the expense of such Company or the Guarantor, as applicable, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (b) such Company’s and the Guarantor’s (as applicable) respective obligations with respect to such Securities under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the issuing Company’s and the Guarantor’s (as applicable) respective obligations in connection therewith, and (d) this Article. Subject to compliance with this Article, the issuing Company may exercise its option (if any) to have this Section 13.02 applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 13.03 applied to such Securities.

13.03. Covenant Defeasance.

Upon the issuing Company’s exercise of its option (if any) to have this Section 13.03 applied to any Securities or any series of Securities, as the case may be, (a) such Company and the Guarantor (if the issuing Company is not the Guarantor) shall be released from its or their respective, as the case may be, obligations under Section 8.01 and any covenants provided pursuant to Section 3.01(r), 9.01(b) or 9.01(g) for the benefit of the Holders of such Securities, and (b) the occurrence of any event specified in Sections 5.01(d) (with respect to any of Section 8.01 and any such covenants provided pursuant to Sections 3.01(r), 9.01(b) or 9.01(g)), and Sections 5.01(e) through 5.01(g) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section 13.03 on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the issuing Company and the Guarantor (if the issuing Company is not the Guarantor) may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.01(d)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

13.04. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 13.02 or Section 13.03 to any Securities or any series of Securities, as the case may be:

(a)

The issuing Company or the Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 6.09 and agrees to comply with the provisions of this Article 13 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (i) money in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants or financial advisors expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities. As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(b)

In the event of an election to have Section 13.02 apply to any Securities or any series of Securities, as the case may be, the issuing Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) such Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case (i) or (ii) to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of such Securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(c)

In the event of an election to have Section 13.03 apply to any Securities or any series of Securities, as the case may be, the issuing Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of such Securities will not recognize gain or loss for federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(d)	Such Defeasance or Covenant Defeasance shall not cause any Securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted.

(e)

No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 5.01(e) and (f), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(f)

Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 6.08 and within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(g)

Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the issuing Company or the Guarantor (if the issuing Company is not the Guarantor) is a party or by which it is bound.

(h)

Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(i)

The issuing Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

13.05. Deposited Money and U.S. Government Obligations To Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 13.05 and Section 13.06, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 13.04 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company or the Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The issuing Company or the Guarantor, as the case may be, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article 13 to the contrary notwithstanding, the Trustee shall deliver or pay to the issuing Company or the Guarantor, as the case may be, from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 13.04 with respect to any Securities which are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

13.06. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article 13 with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the issuing Company and the Guarantor, as the case may be, have been discharged or released pursuant to Section 13.02 or 13.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article 13 with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 13.05 with respect to such Securities in accordance with this Article 13; provided, however, that (a) if the issuing Company or the Guarantor makes any payment of principal of or any premium or interest on any such Security following such reinstatement of obligations, such Company and/or the Guarantor shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the issuing Company or the Guarantor, as applicable, promptly after receiving a written request therefor at any time, if such reinstatement of the issuing Company’s or Guarantor’s obligations have occurred and continue to be in effect.

* * *

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

BERKSHIRE HATHAWAY INC.

By:	/s/ Marc D. Hamburg
Name: Marc D. Hamburg Title: Senior Vice President and Chief Financial Officer

BERKSHIRE HATHAWAY FINANCE CORPORATION

By:	/s/ Marc D. Hamburg
Name: Marc D. Hamburg Title: President

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch Title: Vice President

[Signature Page to Indenture]

ANNEX A

FORM OF GUARANTEE

BERKSHIRE HATHAWAY INC.

FOR VALUE RECEIVED, Berkshire Hathaway Inc., a Delaware corporation (the “Guarantor”), hereby absolutely, unconditionally and irrevocably guarantees to the holders (the “Holders”) of any security authenticated and delivered (each a “Security”) by The Bank of New York Mellon Trust Company, N. A., as trustee (the “Trustee”) under that certain Indenture, dated as of January 28, 2022 (the “Indenture”), among the Trustee, the Guarantor and Berkshire Hathaway Finance Corporation, a Delaware corporation (“Issuer”), the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all present and future payment obligations of the Issuer pursuant to the terms of such Security and/or the Indenture, whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, expenses, indemnification or otherwise (collectively, the “Obligations”). Nothing herein shall be deemed to guarantee any obligation of the Issuer other than the Obligations. Nothing herein shall be deemed to guarantee any obligation of any person or entity other than the Issuer.

The Guarantor’s obligations hereunder shall be unconditional and absolute, and shall not be released, discharged or otherwise affected by (i) the existence, validity, enforceability, perfection or extent of any collateral therefor, (ii) any lack of validity or enforceability of any provision of the Security or the Indenture, (iii) any liquidation, bankruptcy, insolvency, reorganization or other similar proceeding affecting the Issuer or its assets, or (iv) any other circumstance relating to the Obligations that might otherwise constitute a legal or equitable discharge of, or defense to, the Guarantor. The Guarantor agrees that the Holders and/or the Trustee may resort to the Guarantor, as primary obligor and not merely as surety, for payment of any of the Obligations whether or not the Holders or the Trustee shall have proceeded against the Issuer or any other obligor principally or secondarily obligated with respect to any of the Obligations. Neither the Holders nor the Trustee shall be obligated to file any claim relating to any of the Obligations in the event that the Issuer becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Holders or the Trustee to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Holders by the Issuer in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made.

The Guarantor agrees that, subject to the Indenture, the Holders and/or the Trustee may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, exchange or surrender any collateral for, or renew any of the Obligations, and may also make any agreement with the Issuer or with any other party to or person liable on any of the Obligations or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Holders, the Trustee and the Issuer or any such other party or person, and that none of the foregoing shall in any way impair or affect this Guarantee.

Annex A-1

The Guarantor hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, (a) notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of dishonor and protest, (b) any requirement that any Holder exhaust any right or take any action against the Issuer, and (c) any right to revoke this Guarantee.

The Guarantor agrees to pay on demand all fees and out-of-pocket expenses incurred by the Holders or the Trustee in any way relating to the enforcement or protection of the rights of the Holders and/or the Trustee hereunder.

Upon payment of any of the Obligations, the Guarantor shall be subrogated to the rights of the Holders and/or the Trustee against the Issuer with respect to such Obligations, and the Holders and the Trustee agree to take such steps, at the Guarantor’s expense, as the Guarantor may reasonably request to implement such subrogation; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation during any period in which any amount payable by the Issuer under the Security or the Indenture is overdue or unpaid.

No failure on the part of the Holders or the Trustee to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holders or the Trustee of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Holders or the Trustee or allowed any of them by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holders or the Trustee at any time or from time to time.

The Guarantor hereby represents and warrants that:

(a)

the Guarantor is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and has full corporate power to execute, deliver and perform this Guarantee;

(b)

the execution, delivery and performance of this Guarantee have been and remain duly authorized by all necessary corporate action and do not contravene any provision of the Guarantor’s certificate of incorporation or by-laws, as amended to date, or any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets;

(c)

all consents, licenses, clearances, authorizations and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution, delivery and performance of this Guarantee have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guarantee;

(d)

this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

Annex A-2

(e)

there are no actions, suits or arbitration proceedings pending or, to the knowledge of the Guarantor, threatened against it, at law or in equity, which, individually or in the aggregate, if adversely determined, would materially adversely affect the financial condition of the Guarantor or materially impair its ability to perform its obligations under this Guarantee.

The Guarantor may not assign its obligations hereunder to any person (except as permitted by the Indenture) without the prior written consent of the Holders or the Trustee.

All payments by the Guarantor to the Holders or the Trustee shall be made in accordance with the provisions of the Indenture and the Security; provided, however, that payment of any fees or expenses pursuant to the fifth paragraph hereof shall be made by wire transfer of immediately available funds to an account at a commercial bank in the United States specified to the Guarantor at least ten (10) days in advance of any demand for payment by the Holders or the Trustee.

All notices or demands on the Guarantor shall be deemed effective when received, shall be in writing and shall be delivered by hand or by registered mail, or by facsimile transmission promptly confirmed by registered mail, addressed to the Guarantor at:

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, NE 68131

Attention: Chief Financial Officer

Facsimile: (402) 346-3375

or to such other addresses or facsimile numbers as the Guarantor shall have notified the Holders or the Trustee in a written notice delivered in accordance with the Indenture.

This Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until all of the Obligations have been satisfied in full.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed solely within such State.

No amendment or waiver of any provision of this Guarantee shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Guarantor.

If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not, to the fullest extent permitted by law, impair the operation of or effect of those portions of this Guarantee that are valid.

THE GUARANTOR WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS GUARANTEE.

Annex A-3

Dated:	BERKSHIRE HATHAWAY INC.

By:
Name: Title:

Annex A-4

EXHIBIT A

FORM OF CERTIFICATE FOR TRANSFER FROM

RULE 144A GLOBAL SECURITY TO REGULATION S GLOBAL SECURITY

(transfers pursuant to Section 305(b)(1) of the Indenture)

[Date]

[Name of Trustee]

[Address of Trustee]

Re:	[Note][Debenture][Zero Coupon] Due (the “Securities”) of [Berkshire Hathaway Finance Corporation] [Berkshire Hathaway Inc.] (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of January 28, 2022 (as amended and supplemented from time to time, the “Indenture”), among Berkshire Hathaway Finance Corporation, as issuer, Berkshire Hathaway Inc., as issuer and guarantor[ (in its capacity as guarantor, the “Guarantor”)], and The Bank of New York Mellon Trust Company, N. A., as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $ principal amount of Securities which are held by the undersigned (the “Transferor”) as a beneficial interest in the Rule 144A Global Security (CUSIP No. ) deposited with [Name of Depositary] (the “Depositary”). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Global Security (CUSIP No. ) deposited with the Depositary.

In connection with such request and in respect of such Securities, the Transferor hereby certifies that such transfer has been effected pursuant to and in accordance with Regulation S and accordingly further certifies that:

(a)	the offer of the Securities was not made to a person in the United States;

(b)

either (i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)	no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(d)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(e)	the Transferor is the beneficial owner of the Securities being transferred.

Exhibit A-1

In addition, if the transfer is made during the distribution compliance period specified in Rule 903 of Regulation S and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, the Transferor confirms that such transfer has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

You and the Company [and the Guarantor] are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:	Very truly yours,

[Name of Transferor]

By:
Authorized signature

Exhibit A-2

EXHIBIT B

FORM OF CERTIFICATE FOR TRANSFER FROM

REGULATION S GLOBAL SECURITY TO RULE 144A GLOBAL SECURITY

(transfers pursuant to Section 305(b)(2) of the Indenture)

[Date]

[Name of Trustee]

[Address of Trustee]

Re:	[Note][Debenture][Zero Coupon] Due (the “Securities”) of [Berkshire Hathaway Finance Corporation] [Berkshire Hathaway Inc.] (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of January 28, 2022 (as amended and supplemented from time to time, the “Indenture”), among Berkshire Hathaway Finance Corporation, as issuer, Berkshire Hathaway Inc., as issuer and guarantor[ (in its capacity as guarantor, the “Guarantor”)], and The Bank of New York Mellon Trust Company, N. A., as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $ principal amount of Securities which are held by the undersigned (the “Transferor”) as a beneficial interest in the Regulation S Global Security (CUSIP No. ) deposited with [Name of Depositary] (the “Depositary”). The Transferor has requested a transfer of such beneficial interest for an interest in the Rule 144A Global Security (CUSIP No. ) deposited with the Depositary.

In connection with such request and in respect of such Securities, the Transferor hereby certifies that such Securities are being transferred to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

You and the Company [and the Guarantor] are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:	Very truly yours, [Name of Transferor]

By:
Authorized signature

Exhibit B-1

EXHIBIT C

FORM OF CERTIFICATE FOR TRANSFERS PURSUANT TO RULE 144

[Date]

[Name of Trustee]

[Address of Trustee]

Re: [Note][Debenture][Zero Coupon] Due (the “Securities”) of [Berkshire Hathaway Finance Corporation] [Berkshire Hathaway Inc.] (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of January 28, 2022 (as amended and supplemented from time to time, the “Indenture”), among Berkshire Hathaway Finance Corporation, as issuer, Berkshire Hathaway Inc., as issuer and guarantor[ (in its capacity as guarantor, the “Guarantor”)], and The Bank of New York Mellon Trust Company, N. A., as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

In connection with our proposed sale of $ _________ principal amount of the Securities, which represent an interest in a Rule 144A Global Note beneficially owned by the undersigned (the “Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Rule 144.

You and the Company [and the Guarantor] are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:	Very truly yours, [Name of Transferor]

By:
Authorized signature

Exhibit C-1